Exhibit 23.2



                                 Rosenberg Rich
                                  Baker Berman
                                    & Company
                          a professional association of
                          Certified Public Accountants

           380 Foothill Road - P.O. Box 6483 - Bridgewater, NJ 08807-0483
               Phone: 908-231-1000             Fax: 908-231-6894
              Website: www.rrbb.com          E-Mail: info@rrbb.com



Millennium Biotechnologies Group, Inc.
Basking Ridge, New Jersey


We hereby consent to the incorporation by reference use in the Prospectus constituting a part of this Post Effective Amendment No. 1 to the Registration Statement on Form S-2 of our report dated April 14, 2004 relating to the consolidated financial statements of Millennium Biotechnologies Group, Inc. and Subsidiary which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
May 20, 2005